UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 20, 2010

Date of Report (Date of earliest event reported)

CAI International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3298884
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

(415) 788-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2010, CAI International, Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 2 and Consent to that certain Second Amended and Restated Revolving Credit Agreement (the “Second Amendment”) with Container Applications Limited, a wholly owned subsidiary of the Company organized under the laws of Barbados (“CAI Barbados”), the Guarantors listed on the signature page thereto (each a “Guarantor” and collectively, the “Guarantors”), various financial institutions (collectively, the “Lenders”), Bank of America, N.A. as the administrative agent for itself and the other Lenders (the “Administrative Agent”) and Union Bank of California, N.A., as documentation agent for itself and the other Lenders (the “Documentation Agent”). The Second Amendment amends certain terms of the Credit Agreement dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of February 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, as amended by the Second Amendment and as may be further amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Credit Agreement”) by and among the Company, CAI Barbados, the Lenders, the Administrative Agent and the Documentation Agent.

Among other things, the Second Amendment amends the Credit Agreement by:

•	Extending the maturity date by two years to September 25, 2014;

•

Increasing the maximum loan commitment from $290 million to $330 million with the ability to increase the facility up to $390 million so long as no default or event of default then exists or would result therefrom, without lender prior approval;

•

Revising several of the financial covenants, including, but not limited to, Section 9.1(m) of the Credit Agreement regarding restrictions on indebtedness, Section 10.1 of the Credit Agreement regarding Maximum Total Leverage Ratio, Section 10.2 of the Credit Agreement regarding Minimum Fixed Charge Coverage Ratio and the definition of “Permitted Acquisitions,” to permit higher levels of capital investment; and

•

Amending the definition of “Applicable Margin” to change the pricing structure on borrowings under the Credit Agreement based upon the ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth.

The foregoing summary of the Second Amendment is qualified in its entirety by the terms of the Second Amendment, which is attached hereto as Exhibit 99.1, the Credit Agreement filed as Exhibit 10.1 to our Form 8-K on September 27, 2007, and Amendment No. 1 to the Credit Agreement filed as Exhibit 10.1 to our Form 8-K on March 3, 2008.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 8.01	Other Events.

On August 23, 2010, the Company issued a press release announcing the closing of the Second Amendment. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amendment No. 2 and Consent to that certain Second Amended and Restated Revolving Credit Agreement, dated as of August 20, 2010, by and among CAI International, Inc., Container Applications Limited, the guarantors listed on the signature pages thereto, various lenders, Bank of America, N.A. as administrative agent for itself and the other lenders, and Union Bank of California, N.A. as documentation agent for itself and the other lenders.

99.2	Press Release dated August 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: August 24, 2010	By:	/s/ Victor M. Garcia
Name: Victor M. Garcia
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 2 and Consent to that certain Second Amended and Restated Revolving Credit Agreement, dated as of August 20, 2010, by and among CAI International, Inc., Container Applications Limited, the guarantors listed on the signature pages thereto, various lenders, Bank of America, N.A. as administrative agent for itself and the other lenders, and Union Bank of California, N.A. as documentation agent for itself and the other lenders.

99.2	Press Release dated August 23, 2010